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EXHIBIT 23

[LETTERHEAD OF ERNST & YOUNG LLP]

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Finish Line, Inc. of our report dated March 21, 2000, included in the 2000 Annual Report to Stockholders of The Finish Line, Inc.

Our audits also included the financial statement schedule of The Finish Line, Inc. listed in Item 14(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95720, 33-51392 and 333-62063) pertaining to The Finish Line, Inc. 1992 Employee Stock Incentive Plan and the Registration Statement (Form S-8 No. 33-84590) pertaining to The Finish Line, Inc. Non-Employee Director Stock Option Plan of our report dated March 21, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of The Finish Line, Inc.


                                                            Ernst & Young LLP

Fort Wayne, Indiana
May 23, 2000

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